Exhibit 99.1

Cabot Corporation Reports First Quarter Fiscal 2016 Results

Adjusted EPS of $0.51 and Diluted EPS Loss of $0.11

BOSTON--(BUSINESS WIRE)--February 1, 2016--Cabot Corporation (NYSE: CBT) today announced results for its first quarter of fiscal year 2016.

Key Highlights

  Global macroeconomic headwinds impacted volumes and margins
  Third consecutive quarter of record EBIT for the Performance Chemicals segment
  Implemented restructuring plans to reduce costs by $55 million in fiscal 2016 as compared to fiscal 2015
  Strong cash flow generation used to return cash to shareholders through $14 million of dividends and $11 million of share repurchases

(In millions, except per share amounts)	First Quarter
	2016	2015

Net sales	$603	$812
Net (loss) income attributable to Cabot Corporation	$(7)	$45

Net (loss) earnings per diluted share attributable to Cabot Corporation	$(0.11)	$0.69
Less: Certain items per share	$(0.62)	$(0.11)
Adjusted EPS	$0.51	$0.80

Commenting on the results, Cabot’s Executive Vice President and CFO Eduardo Cordeiro, said, “Challenging macroeconomic conditions continued this quarter, including a slowing economic environment in China and lower energy prices. This environment negatively affected volumes and margins in the Reinforcement Materials segment. Volumes were also negatively impacted in the Purification Solutions and Specialty Fluids segments. On the positive side, the Performance Chemicals segment continued to deliver strong results with solid margins and volumes. In addition, we used our strong cash flow generation to return cash to shareholders during the quarter through dividends and share repurchases.”

Financial Detail
For the first quarter of fiscal 2016, the net loss attributable to Cabot Corporation was $7 million ($0.11 loss per diluted common share). The net loss includes a per share charge of $0.62 from certain items, principally reflecting charges associated with restructuring actions and the devaluation of the Argentine peso. Adjusted EPS for the first quarter of fiscal 2016 was $0.51 per share.

Segment Results
Reinforcement Materials -- First quarter fiscal 2016 EBIT in Reinforcement Materials decreased by $27 million compared to the first quarter of fiscal 2015. The decline in EBIT was principally driven by lower unit margins from lower calendar year 2015 contract pricing, negative feedstock effects, lower benefits generated from energy efficiency investments, and the competitive environment in Asia. Volumes also declined by 2% during the first quarter of fiscal 2016 as compared to the first quarter of fiscal 2015 from lower contractual volumes in North America and lower demand in China. These negative impacts were partially offset by lower fixed costs. Sequentially, EBIT decreased by $5 million from lower volumes. Volumes declined 4% sequentially due to normal seasonal patterns and lower demand in China.

Global and regional volume changes for the rubber blacks product line for the first quarter of fiscal 2016 as compared to the same quarter of the prior year and the fourth quarter of fiscal 2015 are included in the table below:

	First Quarter Year over Year Change	First Quarter Sequential Change

Global	(2%)	(4%)
Asia	Flat	(3%)
Europe, Middle East, Africa	7%	(1%)
Americas	(8%)	(7%)

Performance Chemicals -- First quarter fiscal 2016 EBIT in Performance Chemicals increased by $11 million compared to the first quarter of fiscal 2015 due to improved margins from lower raw material costs, 7% higher volumes in Specialty Carbons and Formulations and lower fixed costs. Volumes in Metal Oxides decreased by 4% due to weaker demand in construction applications. Sequentially, Performance Chemicals EBIT increased by $1 million due to improved margins from lower raw material costs and lower fixed costs. Compared to the fourth quarter of fiscal 2015, volumes declined 2% in Specialty Carbons and Formulations and 8% in Metal Oxides primarily due to lower seasonal demand.

Purification Solutions -- First quarter fiscal 2016 EBIT in Purification Solutions decreased by $4 million compared to the first quarter of fiscal 2015 and $7 million compared to the fourth quarter of fiscal 2015. The decrease in both periods was due to the unfavorable impact from reducing inventory levels and lower volumes. These unfavorable impacts were partially offset by higher pricing and lower fixed costs.

Specialty Fluids – First quarter fiscal 2016 EBIT in Specialty Fluids decreased by $6 million compared to the first quarter of fiscal 2015 due to lower project activity levels resulting from the downturn in the oil and gas industry. Sequentially, EBIT increased by $2 million from slightly higher project activity levels and lower fixed costs.

Cash Performance -- The Company ended the first quarter of fiscal 2016 with a cash balance of $84 million. During the first quarter of fiscal 2016, the Company generated adjusted EBITDA of $100 million and reduced net working capital by $54 million. Uses of cash during the first quarter included $24 million for capital expenditures, $14 million for dividends and $11 million for share repurchases.

Taxes -- During the first quarter of fiscal 2016, the Company recorded a net tax benefit of $5 million for an effective tax rate of 74%. This included a tax benefit from certain items of $18 million, primarily related to the tax effects from restructuring charges. Excluding the impact of certain items on both operating income and the tax provision, the operating tax rate on continuing operations for the first quarter of fiscal 2016 was 26%.

Outlook
Commenting on the outlook for the Company, Cordeiro said, “We are focused on areas that will deliver an improvement in performance, including realizing the benefits from restructuring actions, which are on track and expected to reduce costs by approximately $55 million in fiscal 2016. We finalized our calendar year 2016 contract negotiations in the Reinforcement Materials segment with a positive result. Despite competitive pressures, we maintained pricing levels, while growing volumes with the market in Europe and regaining share in North America. We continue to drive our strategic growth agenda in the Performance Chemicals segment, focusing on commercializing differentiated products and managing volumes and margins. We are well positioned to supply the expected increase in activated carbon demand related to MATS and we continue to secure supply agreements with our utility customers. These actions combined with an anticipated strengthening of the global demand environment underpin our targeted $0.75 adjusted EPS improvement in fiscal 2016. Finally, we will continue to prioritize returning cash to shareholders through dividends and share repurchases.”

Earnings Call
The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Tuesday, February 2, 2016. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com.

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants , cesium formate drilling fluids, fumed silica, and aerogel. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com.

Forward-Looking Statements -- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including the benefits we expect to achieve from our restructuring actions, our actions that will drive earnings growth, demand for our products, and expectations for growth are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statement. Important factors that could cause our results to differ materially from those expressed in the forward-looking statements include, but are not limited to economic, competitive, legal, governmental, and technological factors. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Explanation of Terms Used and Use of Non-GAAP Financial Measures -- The preceding discussion of our results and the accompanying financial tables report adjusted EPS, total segment earnings before interest and taxes, “Total Segment EBIT”, operating tax rate and adjusted EBITDA, which are non-GAAP financial measures. Our chief operating decision-maker uses these non-GAAP financial measures to evaluate the performance of the Company in terms of profitability. We believe that these measures also assist our investors in evaluating the changes in our results and the Company's performance.

In calculating adjusted EPS, we exclude from our net income per share from continuing operations certain items of expense and income that management does not consider representative of the Company's ongoing operations. Adjusted EPS should be considered as supplemental to, and not as a replacement for, EPS determined in accordance with GAAP. A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, and the certain items that are excluded from our calculation of adjusted EPS, are provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

Total Segment EBIT is a non-GAAP performance measure, and should not be considered an alternative for Income from continuing operations before taxes, the most directly comparable GAAP financial measure. In calculating Total Segment EBIT, we exclude “certain items”, meaning items that management does not consider representative of our fundamental segment results, as well as items that are not allocated to our business segments, such as interest expense and other corporate costs. Our Chief Operating Decision Maker uses segment EBIT to evaluate the operating results of each segment and to allocate resources to the segments. We believe that this non-GAAP measure provides useful supplemental information for our investors as it is an important indicator of the Company’s operational strength and performance. Investors should consider the limitations associated with this non-GAAP measure, including the potential lack of comparability of this measure from one company to another. A reconciliation of Total Segment EBIT to Income from continuing operations before income taxes and equity in (loss) net earnings of affiliate companies is provided in the table titled, “Summary Results by Segments.”

The term “operating tax rate” is a non-GAAP financial measure and represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision. A reconciliation of operating tax rate to effective tax rate, the most directly comparable GAAP financial measure is provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization, excluding items that management does not consider representative of the fundamental segment results. A reconciliation of adjusted EBITDA from segment EBIT for the first quarter of fiscal year 2016 is provided on the investor portion of our website at http://investor.cabot-corp.com, under the Non-GAAP Reconciliations section.

First Quarter Earnings Announcement, Fiscal 2016

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2015	2014

Net sales and other operating revenues	$603	$812

Cost of sales	504	655

Gross profit	99	157

Selling and administrative expenses	71	78

Research and technical expenses	16	15

Income from operations	12	64

Other (expense) income

Interest and dividend income	1	1

Interest expense	(13)	(13)

Other expense	(8)	(1)

Total other expense	(20)	(13)

(Loss) income from continuing operations before income taxes and equity in
earnings of affiliated companies	(8)	51

Benefit (provision) for income taxes	5	(3)

Equity in earnings of affiliated companies, net of tax	-	1

Net (loss) income	(3)	49

Net income attributable to noncontrolling interests	4	4

Net (loss) income attributable to Cabot Corporation	$(7)	$45

Diluted earnings per share of common stock
attributable to Cabot Corporation

Net (loss) income attributable to Cabot Corporation (A)	$(0.11)	$0.69

Weighted average common shares outstanding
Diluted	62.5	64.6

(A) The weighted average common shares outstanding used to calculate earnings per share for the three months ended December 31, 2015 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position.

First Quarter Earnings Announcement, Fiscal 2016

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2015	2014

Sales

Reinforcement Materials	$288	$460

Performance Chemicals	207	229
Specialty Carbons and Formulations	140	157
Metal Oxides	67	72

Purification Solutions	66	76

Specialty Fluids	7	16

Segment sales	568	781

Unallocated and other (A)	35	31

Net sales and other operating revenues	$603	$812

Segment Earnings Before Interest and Taxes (B)

Reinforcement Materials	$26	$53

Performance Chemicals	50	39

Purification Solutions	(5)	(1)

Specialty Fluids	-	6

Total Segment Earnings Before Interest and Taxes	71	97

Unallocated and Other

Interest expense	(13)	(13)
Certain items (C)	(58)	(26)
Unallocated corporate costs	(13)	(12)
General unallocated income (D)	5	6
Less: Equity in earnings of affiliated companies	-	(1)

(Loss) income from continuing operations before income taxes and equity in earnings of affiliated companies
	(8)	51

Benefit (provision) for income taxes (including tax certain items)	5	(3)

Equity in earnings of affiliated companies	-	1

Net (loss) income	(3)	49

Net income attributable to noncontrolling interests	4	4

Net (loss) income attributable to Cabot Corporation	$(7)	$45

Diluted earnings per share of common stock
attributable to Cabot Corporation

Net (loss) income attributable to Cabot Corporation (E)	$(0.11)	$0.69

Adjusted earnings per share
Adjusted EPS (F)	$0.51	$0.80

Weighted average common shares outstanding

Diluted (E)	62.5	64.6

(A) Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(B) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D) General unallocated income includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to the corporate adjustment for unearned revenue, and the impact of LIFO accounting.

(E) The weighted average common shares outstanding used to calculate earnings per share for the three months ended December 31, 2015 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position.

(F) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

First Quarter Earnings Announcement, Fiscal 2016

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	December 31,	September 30,
	2015	2015
Dollars in millions	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$84	$77
Accounts and notes receivable, net of reserve for doubtful accounts of $8 and $7	437	477
Inventories:
Raw materials	66	69
Work in process	4	1
Finished goods	261	287
Other	39	40
Total inventories	370	397
Prepaid expenses and other current assets	65	54
Deferred income taxes	43	43
Total current assets	999	1,048

Property, plant and equipment, net	1,315	1,383

Goodwill	153	154
Equity affiliates	54	57
Intangible assets, net	149	153
Assets held for rent	90	86
Deferred income taxes	153	152
Other assets	42	42

Total assets	$2,955	$3,075

First Quarter Earnings Announcement, Fiscal 2016

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	December 31,	September 30,
	2015	2015
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable	$7	$22
Accounts payable and accrued liabilities	376	389
Income taxes payable	24	28
Deferred income taxes	1	1
Current portion of long-term debt	301	1
Total current liabilities	709	441

Long-term debt	670	970
Deferred income taxes	59	59
Other liabilities	235	240
Redeemable preferred stock	27	27

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	-	-
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 62,596,786 and 62,704,966 shares
Outstanding: 62,350,493 and 62,458,396 shares	63	63
Less cost of 246,293 and 246,570 shares of common treasury stock	(8)	(8)
Additional paid-in capital	-	-
Retained earnings	1,448	1,478
Accumulated other comprehensive income	(344)	(299)
Total Cabot Corporation stockholders' equity	1,159	1,234
Noncontrolling interests	96	104
Total stockholders' equity	1,255	1,338
Total liabilities and stockholders' equity	$2,955	$3,075

CABOT CORPORATION

	Fiscal 2015					Fiscal 2016
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials	$460	$358	$351	$338	$1,507	$288	-	-	-	$288
Performance Chemicals	229	237	234	227	927	207	-	-	-	207
Specialty Carbons and Formulations	157	162	159	152	630	140	-	-	-	140
Metal Oxides	72	75	75	75	297	67	-	-	-	67
Purification Solutions	76	71	72	77	296	66	-	-	-	66
Specialty Fluids	16	8	12	6	42	7	-	-	-	7
Segment Sales	781	674	669	648	2,772	568	-	-	-	568
Unallocated and other (A)	31	20	25	23	99	35	-	-	-	35

Net sales and other operating revenues	$812	$694	$694	$671	$2,871	$603	$-	$-	$-	$603

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$53	$27	$32	$31	$143	$26	-	-	-	$26
Performance Chemicals	39	42	48	49	178	50	-	-	-	50
Purification Solutions	(1)	1	3	2	5	(5)	-	-	-	(5)
Specialty Fluids	6	(1)	3	(2)	6	-	-	-	-	-
Total Segment Earnings Before Interest and Taxes	97	69	86	80	332	71	-	-	-	71

Unallocated and Other
Interest expense	(13)	(14)	(13)	(13)	(53)	(13)	-	-	-	(13)
Certain items (C)	(26)	(6)	(567)	(18)	(617)	(58)	-	-	-	(58)
Unallocated corporate costs	(12)	(11)	(12)	(11)	(46)	(13)	-	-	-	(13)
General unallocated income (expense) (D)	6	3	(2)	4	11	5	-	-	-	5
Less: Equity in earnings of affiliated companies	(1)	(2)	(1)	-	(4)	-	-	-	-	-

Income (loss) from continuing operations before income taxes and equity in earnings (loss) of affiliated companies
	51	39	(509)	42	(377)	(8)	-	-	-	(8)

(Provision) benefit for income taxes (including tax certain items)	(3)	(14)	64	(2)	45	5	-	-	-	5
Equity in earnings of affiliated companies	1	2	1	-	4	-	-	-	-	-

Income (loss) from continuing operations	49	27	(444)	40	(328)	(3)	-	-	-	(3)
Income from discontinued operations, net of tax (E)	-	-	1	1	2	-	-	-	-	-

Net income (loss)	49	27	(443)	41	(326)	(3)	-	-	-	(3)

Net income attributable to noncontrolling interests	4	1	2	1	8	4	-	-	-	4

Net income (loss) attributable to Cabot Corporation	$45	$26	$(445)	$40	$(334)	$(7)	$-	$-	$-	$(7)

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$0.69	$0.41	$(7.05)	$0.62	$(5.29)	$(0.11)	$-	$-	$-	$(0.11)
Discontinued operations (E)	-	-	0.01	0.01	0.02	-	-	-	-	-
Net income (loss) attributable to Cabot Corporation (F)	$0.69	$0.41	$(7.04)	$0.63	$(5.27)	$(0.11)	$-	$-	$-	$(0.11)

Adjusted earnings per share
Adjusted EPS (G)	$0.80	$0.53	$0.64	$0.74	$2.71	$0.51	$-	$-	$-	$0.51

Weighted average common shares outstanding
Diluted (F)	64.6	64.1	63.3	63.1	63.4	62.5	-	-	-	62.5

(A) Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(B) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D) General unallocated (expense) income includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to the corporate adjustment for unearned revenue, and the impact of LIFO accounting.

(E) Amounts relate primarily to the previously divested Supermetals and Security Materials businesses.

(F) The weighted average common shares outstanding used to calculate earnings per share for the three months ended June 30, 2015, the twelve months ended September 30, 2015, and the three months ended December 31, 2015 exclude approximately 0.5 million, 1 million, and 1 million shares, respectively, as those shares would be antidilutive due to the Company’s net loss position.

(G) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

First Quarter Earnings Announcement, Fiscal 2016

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended December 31	Three Months
Dollars in millions	2015	2014

Cash Flows from Operating Activities:
Net (loss) income	$(3)	$49
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	41	45
Other non-cash charges (income), net	33	14
Changes in assets and liabilities:
Changes in certain working capital items (A)	40	(43)
Changes in other assets and liabilities, net	(31)	(12)
Cash dividends received from equity affiliates	3	3
Cash provided by operating activities	83	56

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(24)	(41)
Other investing activities, net	6	(3)
Cash (used in) investing activities	(18)	(44)

Cash Flows from Financing Activities:
Change in debt, net	(14)	83
Cash dividends paid to common stockholders	(14)	(14)
Other financing activities, net	(13)	(45)
Cash (used in) provided by financing activities	(41)	24
Effect of exchange rates on cash	(17)	(15)
Increase in cash and cash equivalents	7	21
Cash and cash equivalents at beginning of period	77	67
Cash and cash equivalents at end of period	$84	$88

(A) Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities

First Quarter Earnings Announcement, Fiscal 2016

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	Dollars in Millions			Per Share After Tax
	2015	2014		2015	2014
	$	$		per share(A)	per share(A)

Certain items before and after income taxes

Global restructuring activities	$(48)	$(7)		$(0.56)	$(0.08)
Acquisition and integration-related charges	—	(1)		—	(0.02)
Employee benefit plan settlement	—	(18)		—	(0.20)
Foreign currency loss on devaluation	(8)	—		(0.09)	—
Legal and environmental matters and reserves	(2)	—		(0.02)	—
Total certain items, pre-tax	(58)	(26)		(0.67)	(0.30)

Tax impact of certain items	15	6
Certain items after tax	(43)	(20)		(0.67)	(0.30)

Tax-related certain items

Discrete tax items	3	13		0.05	0.19

Total tax-related certain items	3	13		0.05	0.19

Total certain items after tax	$(40)	$(7)		$(0.62)	$(0.11)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended December 31	Three Months
Dollars in millions, Pre-Tax (unaudited)	2015	2014

Statement of Operations Line Item (C)

Cost of sales	$(39)	$(19)

Selling and administrative expenses	(6)	(7)

Research and technical expenses	(5)	—
Other (expense) income	(8)	—

Total certain items, pre-tax	$(58)	$(26)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended December 31	Three Months
Dollars in millions (unaudited)	2015	2014

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

Benefit (provision) for income taxes	$5	$(3)

Less: Tax impact of certain items	15	6

Less: Tax-related certain items	3	13

Provision for income taxes, excluding certain items	$(13)	$(22)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended December 31	Three Months
Dollars in millions (unaudited)	2015	2014

Reconciliation of the effective tax rate to the operating tax rate

Benefit (provision) for income taxes	$5	$(3)

Effective tax rate	74%	5%

Impact of discrete tax items:
Unusual or infrequent items	(14%)	10%
Items related to uncertain tax positions	(20%)	16%
Other discrete tax items	(5%)	(1%)
Impact of certain items	(9%)	(2%)
Operating tax rate	26%	28%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FISCAL 2016 and FISCAL 2015
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2016(A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2016 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net loss per share attributable to Cabot Corporation	$(0.11)	$ ―	$ ―	$ ―	$(0.11)
Less: Certain items after tax per share	(0.62)	—	—	—	(0.62)
Adjusted earnings per share	$0.51	$ ―	$ ―	$ ―	$0.51

Periods ended (unaudited)	Fiscal 2015(A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2015 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net (loss) income per share attributable to Cabot Corporation	$0.69	$0.41	$(7.04)	$0.63	$(5.27)
Less: Net income per share from discontinued operations(B)	—	—	0.01	0.01	0.02
Net income per share from continuing operations	$0.69	$0.41	$(7.05)	$0.62	$(5.29)
Less: Certain items after tax per share	(0.11)	(0.12)	(7.65)	(0.12)	(7.98)
Less: Dilutive impact of shares (D)	—	—	(0.04)	—	(0.02)
Adjusted earnings per share	$0.80	$0.53	$0.64	$0.74	$2.71

(A) Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

(B) Amounts relate primarily to the previously divested Supermetals and Security Materials businesses.

(C) This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.

(D) Due to the Company’s Net Loss position, GAAP EPS has been calculated using basic weighted average shares for both basic and diluted GAAP EPS. However, in order to provide an Adjusted Non-GAAP EPS with a weighted average share figure that is consistent with all other periods presented, the Company has included this reconciling item to quantify the difference between basic and diluted weighted average shares. The net loss in Q3 2015 and FY15 year-to-date is driven by a Certain Item, so the Company believes this approach provides the most comparable presentation possible.